Exhibit 10.1

PREPAID FORWARD PURCHASE AGREEMENT

This Prepaid Forward Purchase Agreement (this “Agreement”) is entered into as of August 14, 2023, by and among FG Merger Corp., a Delaware corporation (“SPAC” or “Parent”)), iCoreConnect Inc., a Nevada corporation (“ICCT” or the “Company”) and RiverNorth SPAC Arbitrage Fund, L.P., a Delaware limited partnership (the “Purchaser”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

Recitals

WHEREAS, SPAC was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with a business;

WHEREAS, on January 5, 2023, the Company entered into that certain Merger Agreement and Plan of Reorganization Agreement (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), by and among SPAC, ICCT and FG Merger Sub Inc., a Nevada corporation and a direct, wholly owned subsidiary of SPAC (“Merger Sub”);

WHEREAS, the parties wish to enter into this Agreement, pursuant to which prior to or concurrently with the closing of the Business Combination (the “Business Combination Closing”), the Purchaser shall purchase the lesser of 1.5 million shares of Parent Common Stock or such number of shares of Parent Common Stock as shall, following the Business Combination, not exceed 9.9% of the total number of shares of Parent Common Stock to be outstanding (the shares to be purchased, the “Forward Purchase Shares”) for an amount per share no higher than the trust redemption price;

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.           Sale and Purchase of Shares.

(a)          Forward Purchase Shares. Subject to the terms and conditions set forth herein, the Purchaser shall purchase the Forward Purchase Shares from public shareholders for no greater than the Redemption Price per share indicated by the SPAC’s most recent periodic report (the “Prepaid Forward Purchase Price”). As a result of the Business Combination, each Forward Purchase Share shall convert into one share of Parent Preferred Stock (including the shares of Parent Common Stock underlying the Parent Preferred Stock, the “Purchased Shares”). Upon the Business Combination closing, the greater of 100,000 Purchased Shares or 5% (five percent) of the Purchased Shares shall be deemed to be “Commitment Shares” and the remaining Purchased Shares shall be deemed to be “Prepaid Forward Purchase Shares”. For example, if the entire 1.5 million Forward Purchase Shares are acquired by the Purchaser, 1.4 million shall be allocated to Prepaid Forward Purchase Shares and 100,000 shall be allocated to Commitment Shares.

(i)	No later than the earlier of (a) one (1) local business day after the Business Combination closing and (b) the date any assets from SPAC’s trust account are disbursed in connection with the Business Combination, SPAC and the Company shall cause Purchaser to be paid directly, out of the funds held in SPAC’s trust account, a cash amount (the “Prepayment Amount”) equal to the number of Purchased Shares multiplied by the amount paid to redeeming stockholders in connection with the Business Combination (the “Redemption Price”).

(ii)	Upon the sale of the Prepaid Forward Purchase Shares by the Purchaser, the Purchaser will remit the Reference Price (as defined below) per share to the SPAC. On the earlier of (i) the date that Parent, SPAC or Purchaser breaches this Agreement, (ii) the occurrence of a Registration Failure (as defined below), or (iii) the date that is eighteen months after the Business Combination Closing (the “Maturity Date”), for any Prepaid Forward Purchase Shares not sold by the Purchaser, the Purchaser shall, on the 25th trading day after the Maturity Date (the “Payment Date”), pay the SPAC an amount equal to (i) the number of Prepaid Forward Purchase Shares the Purchaser held on the Maturity Date, multiplied by (ii) the lowest daily volume weighted average price per share of the Parent Common Stock during the twenty trading days beginning on the day after the Maturity Date less $0.15. Between the Maturity Date and the Payment Date, the Purchaser may not sell more than a number of Prepaid Forward Purchase Shares per day equal to the greater of (i) 5% of the Purchased Shares owned by the Purchaser at the Maturity Date and (ii) 10% of the daily trading volume on such date.

(iii)	Until the Maturity Date, the Purchaser agrees that the Prepaid Forward Purchase Shares may not be sold for a price less than the Reference Price. The “Reference Price” will initially equal the Redemption Price and will be reduced (but never increased) each month commencing on the first day of the month starting 30 days after the Business Combination Closing to the volume weighted average price of the Parent Common Stock for the preceding 10 trading days, but in no event less than $10.00 per share (the “Floor”) unless in Parent’s sole discretion, the Floor is lowered. Any reduction of the Floor shall be accomplished through a written notice from Parent to Purchaser.

2.            Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a)          Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)          Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)          Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)          Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement.

(e)          Sophistication. Purchaser and each of the funds managed by or affiliated with Purchaser for which Purchaser is acting as nominee, as applicable, (x) is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)), (y) is acquiring the securities hereunder only for his, her or its own account and not for the account of others, or if Purchaser is subscribing for the securities as a fiduciary or agent for one or more investor accounts, Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (z) is not acquiring the securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Purchaser is a sophisticated investor, experienced in investing and other relevant business matters, including with respect to private investments of a similar nature, as to be capable of independently evaluating the merits and risks with regard to all transactions and investment strategies involving a security or securities investment in general and specifically with regard to an investment in the securities offered hereby, and exercised independent judgment in evaluating Purchaser’s participation in the purchase of the securities. Purchaser is not an entity formed for the specific purpose of acquiring the securities.

(f)           Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Shares with the Company’s management.

(g)          No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the SPAC, and the Company, as applicable, in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the SPAC and the Company, any person on behalf of the SPAC and the Company or any of their affiliates (collectively, the “Company Parties”).

3.            Representations and Warranties of the Company Parties. The SPAC and Company severally, and not jointly, represent and warrant to the Purchaser as follows:

(a)          Incorporation and Corporate Power. The SPAC and the Company are duly formed and validly existing as a companies under the under the laws of the State of Delaware and State of Nevada, respectively and have all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted. If the Business Combination Closing occurs, Parent will be duly incorporated and validly existing as a corporation under the laws of the State of Delaware and will have all requisite corporate power to carry on its business as presently conducted and as proposed to be conducted.

(b)          Authorization. All action required to be taken by the SPAC’s and the Company’s Board of Directors in order to authorize the SPAC and the Company to enter into this Agreement have been taken. This Agreement, when executed and delivered by the Company Parties, shall constitute the valid and legally binding obligation of the Company Parties, enforceable against the Company Parties in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)          Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company Parties, of, if the Business Combination Closing occurs, Parent, in connection with the consummation of the transactions contemplated by this Agreement, except for applicable requirements of the Securities Act, and applicable state securities laws, if any.

(d)          Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the SPAC or the Company’s, as applicable, the organizational documents, as they may be amended from time to time, or other governing documents of the Company Parties , as applicable, (ii) of any instrument, judgment, order, writ or decree to which the Company Parties, as applicable, is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company Parties, as applicable, is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company Parties, as applicable, is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company Parties, as applicable, in each case (other than clause (i)) which would have a material adverse effect on the Company Parties, as applicable, or its ability to consummate the transactions contemplated by this Agreement; provided that to the extent that a waiver or consent is required in order to issue the Purchased Shares, such consent will be obtained prior to issuing the Purchased Shares.

(e)           SEC Filings. None of the Company Parties’ reports and other filings with the United States Securities and Exchange Commission, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)           Business Combination Representations and Warranties. The representations and warranties made by SPAC and Company in the Business Combination Agreement, as qualified therein, are true and correct.

(g)          No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company Parties, as applicable, this offering or the Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.          Additional Agreements, Acknowledgements and Waivers of the Purchaser.

(a)          Lock-up; Transfer Restrictions. The Purchaser agrees that until the earlier of the Maturity Date and the date all Prepaid Forward Purchase Shares have been sold, it shall not directly or indirectly Transfer any Prepaid Forward Purchase Shares except as in compliance with this Agreement.

(b)          Conversion to Common. No later than 360 days after the closing of the Business Combination, the Purchaser agrees to convert any Prepaid Forward Purchase Shares that are Parent Preferred Stock into Parent Common Stock.

(c)          No Shorting. The Purchaser agrees to not short the Parent’s stock prior to the Maturity Date.

(d)          Trust Account.

(i)	The Purchaser hereby acknowledges that it is aware that the SPAC has established a trust account for the benefit of its public stockholders (the “Trust Account”). The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the trust account, or any other asset of the SPAC as a result of any liquidation of the SPAC, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any public shares held by it.

(ii)	The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any public shares held by it. In the event the Purchaser has any Claim against the SPAC under this Agreement, the Purchaser shall pursue such Claim solely against the SPAC and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

5.           Additional Agreements, Acknowledgements and Waivers of the SPAC and the Company.

(a)          SPAC and the Company shall comply with the Securities and Exchange Commission’s guidance, including Compliance and Disclosure Interpretation No. 166.01, for all relevant disclosure in connection with this Agreement and the transactions contemplated hereby, and will not file with the Securities and Exchange Commission any Form 8-K (or Form 6-K (if applicable), Registration Statement on Form S-4 (or Form F-4 (if applicable)), including any post-effective amendment thereof, proxy statement, or other document that includes any disclosure regarding this Agreement and the transactions contemplated hereby without consulting with and reasonably considering any comments received from Purchaser, provided that, no consultation shall be required with respect to any subsequent disclosures that are substantially similar to prior disclosures by Counterparty that were reviewed by Purchaser.

(b)          Within 30 days after receipt of a written request of Purchaser (the “Registration Request”), which request may be made no earlier than the Closing Date, Parent shall file (at Parent’s sole cost and expense) with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement registering the resale of all shares held by the Purchaser (the “Registration Statement”), and have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earliest of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Parent that it will “review” the Registration Statement) following the date of the Registration Request and (ii) the 5th business day after the date the Parent is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review (each respective date as described above, the “Effectiveness Deadline”); provided, that (x) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (y) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of Business Days that the Commission remains closed for. Upon notification by the Commission that the Registration Statement has been declared effective by the Commission, within two Local Business Days thereafter, the Parent shall file the final prospectus under Rule 424 of the Securities Act of 1933, as amended containing a “plan of distribution” reasonably agreeable to Purchaser.

(i)	Parent shall not identify Purchaser as a statutory underwriter in the Registration Statement without the Purchaser’s prior written consent, which may be withheld in the Purchaser’s sole discretion; provided that to the extent such identification is required by applicable law the failure of the Purchaser to provide such written consent shall toll the Effectiveness Deadline. Parent will use its reasonable best efforts to keep the Registration Statement covering the resale of the shares as described above continuously effective (except for customary blackout periods, up to two times per year and for a total of up to 60 calendar days (and not more than 30 calendar days in an occurrence), if and when the Parent is in possession of material non-public information the disclosure of which, in the good faith judgment of the Parent’s board of directors, would be prejudicial, and the Parent agrees to promptly notify Purchaser of any such blackout determination) until all such shares have been sold or may be transferred without any restrictions, including the requirement for the Parent to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or the volume and manner of sale limitations under Rule 144(e), (f) and (g) under the Securities Act; provided that Parent covenants and agrees to make all necessary filings, amendments, supplements and submissions in furtherance of the foregoing, including to register all of Purchaser’s Shares for resale; provided further, that it shall be a “Registration Failure” if (a) the Registration Statement covering all of the shares described above in this section is not declared effective after the 60th calendar day (or 90th calendar day if the Commission notifies the Parent that it will “review” the Registration Statement) after the Registration Request or (b) the Registration Statement after it is declared effective ceases to be continuously effective (subject to the blackout periods as indicated above) as set forth in the preceding sentence for more than 30 consecutive calendar days; provided, that (x) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (y) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of Business Days that the Commission remains closed for. Notwithstanding the foregoing, no Registration Failure will be deemed to have occurred with respect to any Shares that may be transferred at such time under Rule 144 (without volume or manner of sale limitations), so long as the Parent is in compliance with the requirements of Rule 144 (c)(1) and (i)(2), if applicable.

(ii)	Purchaser will promptly deliver customary representations and other documentation reasonably acceptable to the Parent, its counsel and/or its transfer agent in connection with the Registration Statement, including those related to selling shareholders, and to respond to SEC comments. If requested by Purchaser, the Parent shall remove or instruct its transfer agent to remove any restrictive legend with respect to transfers under the Securities Act from any and all Shares held by Purchaser if (1) the Registration Statement is and continues to be effective under the Securities Act, (2) such Shares are sold or transferred pursuant to Rule 144 under the Securities Act (subject to all applicable requirements of Rule 144 being met), or (3) such Shares are eligible for sale under Rule 144, without the requirement for the Parent to be in compliance with the current public information required under Rule 144(c)(1) or the volume and manner of sale limitations under Rule 144(e), (f) and (g) under the Securities Act; provided in the case of (1), (2) or (3) that Purchaser shall have timely provided customary representations and other documentation reasonably acceptable to the Parent, its counsel and/or its transfer agent in connection therewith. Any reasonable and documented fees (with respect to the transfer agent, Parent’s counsel or otherwise) associated with the issuance of any legal opinion required by the Parent’s transfer agent or the removal of such legend shall be borne by the Parent. If a legend is no longer required pursuant to the foregoing, the Parent will, no later than five Local Business Days following the delivery by Purchaser to the Parent or the transfer agent (with notice to the Parent) of customary representations and other documentation reasonably acceptable to the Parent, its counsel and/or its transfer agent, remove the restrictive legend related to the book entry account holding the Shares and make a new, unlegended book entry for the Shares.

(iii)	Parent shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless Purchaser, (to the extent Purchaser is a seller under the Registration Statement), the officers, directors, members, managers, partners, agents and employees of Purchaser, each person who controls Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, managers, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”) arising out of or caused by or based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Parent of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5, except, in each case, to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are (1) based upon information regarding Purchaser furnished in writing to Parent by or on behalf of Purchaser expressly for use therein or Purchaser has omitted a material fact from such information or (2) result from or in connection with any offers or sales effected by or on behalf of Purchaser in violation of Section 5(d). Notwithstanding the foregoing, Parent’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Parent (which consent shall not be unreasonably withheld or delayed). Upon the request of Purchaser, Parent shall provide Purchaser with an update on any threatened or asserted proceedings arising from or in connection with the transactions contemplated by this Section 5 of which Parent receives notice in writing.

(iv)	Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

6.	Termination.

(a)	This Agreement may be terminated at any time prior to the Forward Closing:

(i)              by mutual written consent of the SPAC, the Company and the Purchaser;

(ii)             if there is any amendment to the BCA to which the Purchaser has not consented; or

(iii)            automatically if the Business Combination is not consummated by September 1, 2023.

(b)	In the event of any termination of this Agreement pursuant to this Section 6, the Forward Purchase Price (and interest thereon, if any), if previously paid, and all Purchaser’s funds paid in connection herewith shall be returned to the Purchaser on the trust redemption or liquidation date, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company Parties and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 5 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

7.            Indemnification. SPAC, the Company and Parent, jointly and severally, agree to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, judgments, liabilities and reasonable and documented out-of-pocket expenses (including reasonable and documented attorney’s fees), joint or several, which an Indemnified Person may become subject to, as a result of entering into this Agreement.

8.	General Provisions.

(a)           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications to either party shall be sent to such party’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 6(a).

(b)          No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company Parties from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company Parties agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company Parties or any of its officers, employees or representatives is responsible.

(c)           Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Purchase by Purchaser of the Prepaid Forward Shares and the Purchased Shares.

(d)           Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)           Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)           Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g)          Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)          Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)            Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j)            Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York located in New York County and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York located in New York County or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)          WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l)           Amendments. This Agreement may not be amended, modified or waived as to any particular provision except with the prior written consent of the Company Parties and the Purchaser.

(m)         Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives should that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)          Expenses. Each of the Company Parties and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants provided, however, the Company shall reimburse the Purchaser for up to $25,000 for legal fees, with no more than $12,500 prior to the Business Combination closing and the balance upon the Business Combination closing. The Company also agrees to reimburse the Purchaser up to $0.03 per share for commissions payable to acquire the Purchased Shares upon the Business Combination closing. The Company Parties shall be responsible for the fees of its transfer agent; stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Forward Purchase Shares.

(o)          Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)          Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)          Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(r)           Counterparts; Electronic Execution. This Agreement may be signed in multiple counterparts and each counterpart shall represent a fully executed original as if signed by both Parties. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

RiverNorth SPAC Arbitrage Fund, L.P.

By: RiverNorth SPAC Arbitrage GP, LLC, its General Partner

By: RiverNorth Capital Management, LLC, its Managing Member

By: /s/ Marc Collins

Name: Marc Collins

Title: General Counsel

Address for Notices:

360 South Rosemary Avenue Suite 1420

West Palm Beach, FL 33401

SPAC

FG Merger Corp.

By: /s/ Wesley Schrader

Name: Wesley Schrader

Title: CEO

Address for Notices:

FG Merger Corp.
104 S. Walnut St, Unit 1A,

Itasca, Illinois 60143

Attention: Wesley Schrader

Email: wes@waveriderpartners.com

With a copy to:

Loeb & Loeb LLP
345 Park Ave
New York, New York 10154
Attn: Giovanni Caruso
Telephone No.: 212 407 4866
Email: gcaruso@loeb.com

[SIGNATURE PAGE CONTINUES ON NEXT PAGE]

COMPANY

ICoreConnect Inc.

By: /s/ Robert McDermott

Name: Robert McDermott

Title: CEO

Address for Notices:

iCoreConnect Inc.

529 E Crown Point Road, Suite 250

Ocoee, FL 34761

Attention: Archit Shah, CFO

Email: ashah@icoreconnect.com

With a copy to:

ArentFox Schiff LLP

1717 K Street NW

Washington, DC 20006

Attention: Ralph V. De Martino

Email: ralph.demartino@afslaw.com

[SIGNATURE PAGE TO PREPAID FORWARD PURCHASE AGREEMENT]